Exhibit 10.17

AMENDMENT NO. 1 TO PURCHASE AND EXCHANGE AGREEMENT

          This Amendment No. 1 to Purchase and Exchange Agreement, is dated as of November __, 2006 (this “Amendment”), among Halo Technology Holdings, Inc., a Nevada corporation (“Halo”) and Unify Corporation, a Delaware corporation (the “Unify”).

WITNESSETH:

          WHEREAS, Halo and Unify are parties to that certain Purchase and Exchange Agreement, dated as of September 13, 2006 (as amended, the “Purchase Agreement”), and desire to amend the Purchase Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement):

1.  Amendment to Section 2.2(b).  Section 2.2(b) is hereby amended and replaced by the following:

(b)          At the Closing, Unify will deliver to Halo $5,600,000 paid by wire transfer or other means as specified by Halo to the accounts specified by Halo (together with the Deposit, the “cash Purchase Price”);

2.  Amendment to Section 2.2(d).  Section 2.2(d) is hereby eliminated in its entirety.

3.  Amendment to Section 2.2(e).  Section 2.2(e) is hereby amended and replaced by the following:

“(e)          At the closing, Unify will deliver to Halo the NavRisk Business, including, without limitation, all of the outstanding shares of capital stock of Acuitrek and the other NavRisk Assets, and the ViaMode Product and the other ViaMode Assets; and”

4.  Amendment to Section 2.2(f).  Section 2.2(f) is hereby eliminated in its entirety.

5.  Amendment to Section 4.22, 4.23 and 4.24.  Sections 4.22, 4.23 and 4.23 are hereby eliminated in their entirety.

6.  Amendment to Section 5.1.  Section 5.1 is hereby amended by adding the following to the end thereof:

“Acuitrek is a corporation duly organized, validly existing, and in good standing under the Laws of its state of formation with full power and authority to own and operate its properties and to carry on its business as it is now being conducted. Acuitrek is authorized to transact business in its state of formation and in all other jurisdictions in which the nature of its business and the ownership of its properties makes such qualification necessary, except where the failure to so qualify or be in good standing has not had and would not be likely to have a Material Adverse Effect on the NavRisk Business. “

7.  Amendment to Section 5.2.  Section 5.2 is hereby amended and replaced by the following:

“Authority.  Unify has the full power, authority and legal capacity to enter into this Agreement and the other Acquisition Documents to which Unify is a party and to perform its obligations hereunder and thereunder.”

8.  Amendment to Section 5.3.  Section 5.3 is hereby amended and replaced by the following:

“Due Authorization; Enforceability.  The execution and delivery of this Agreement and the other Acquisition Documents to which Unify is a party and the performance of the obligations of Unify under this Agreement and such other Acquisition Documents have been duly authorized by all necessary corporate action.  This Agreement and the other Acquisition Documents to which Unify is a party have been duly and validly executed and delivered by Unify and constitute legal, valid and binding obligations of Unify and are enforceable against Unify in accordance with their terms.”

9.  Amendment to Section 5.4.  Section 5.4 is hereby eliminated in its entirety.

10.  Amendment to Section 5.5.  Section 5.5 of the Agreement is hereby amended and replaced by the following:

“No Conflicts:  The execution, delivery, and performance of this Agreement and the other Acquisition Documents to which Unify or Acuitrek is a party: (a) will not conflict with or will not result in a breach of any provision contained in the Organizational Documents of Unify or Acuitrek; (b) will not result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration or loss of any right or benefit) under or require any notice, consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any Contracts, and (c) will not violate any Law applicable to Unify Acuitrek, or to the NavRisk Assets or the ViaMode Assets.  No action, consent or approval by, or filing by Unify or Acuitrek with any Governmental Authority is required in connection with the execution, delivery or performance by Unify of this agreement or the consummation o the sale of the NavRisk Assets or the ViaMode Assets and the other transactions contemplated hereby.  Neither the execution of this Agreement nor the consummation of the transactions herein contemplated will result in the creation of any Lien on any of the NavRisk Assets or the ViaMode Assets.”

11.  Amendment to Section 5.6.  Section 5.6 of the Agreement is hereby amended and replaced by the following:

“Real Property.  Neither Unify nor Acuitrek owns any real property.  The Real Property Schedule is a true and complete list of all real property leases to which Unify or Acuitrek is a party and which are used in the NavRisk Business (the “Unify Leased Properties”).  Halo is not assuming any obligation relating to any of Unify Leased Property.”

12.  Amendment to Section 5.7.  Section 5.7 of the Agreement is hereby amended and replaced by the following:

“Environmental Representations. There has been no use by Unify or Acuitrek during their respective tenancies of Hazardous Materials on the premises of the Unify Leased Properties.”

13.  Amendment to Section 5.8.  Section 5.8 of the Agreement is hereby amended and replaced by the following:

          “5.8          Tax Matters.

A.          Unify and/or Acuitrek have filed, on a timely basis, all Tax returns and reports of any nature whatsoever which are required to be filed with any Governmental Authority and such Tax returns are complete, correct, and accurate in all respects.  Except as disclosed on the Unify Tax Returns Schedule, neither Unify nor Acuitrek has requested an extension of time within which to file any Tax return.  Unify or Acuitrek, as applicable, has paid in full or established an adequate reserve for all assessments received and all Taxes of any nature whatsoever which have become due under Law with respect to all periods beginning prior to the Closing Date.  No Claims have been made against Unify or Acuitrek by any Governmental Authority in a jurisdiction where Unify or Acuitrek does not file tax returns and reports that it is or may be subject to Taxation by that jurisdiction.  There are, and will hereafter be, no Tax deficiencies (including penalties, interest and additions to Tax) of any kind against or relating to Unify or Acuitrek with respect to any taxable periods (or portions thereof) ending on or before, or including, the Closing Date of a character or nature which would result in any Lien on Acuitrek, the NavRisk Assets or Viamode Assets or Halo’s title thereto or use thereof, or would result in any claim against Halo or Acuitrek.  There are no current pending, to Unify’s knowledge, or threatened audits or assessments with respect to any liability in respect of Taxes that are likely to result in any additional liability for Taxes by Unify or Acuitrek.

B.          Unify or Acuitrek, as applicable, has withheld and paid timely all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party relating to the NavRisk Business.

C. Niether Unify nor Acuitrek is a party to any Tax allocation or Tax sharing agreement.”

14.  Amendment to Section 5.9.  Section 5.9 of the Agreement is hereby amended and replaced by the following:

          “5.9          Employee Benefit Plans and Other Plans.

A.          The Unify Employee Benefits Schedule contains a true, correct and complete list of all Employee Plans which cover or have covered employees or former employees of the NavRisk Business (including, without limitation, all Employee Plans which cover or have covered employees of Acuitrek).  True and complete copies of each of the following documents have been made available by Unify to Halo:  (i) the current version of each Welfare Plan and Pension Plan and the current summary plan description and any subsequent summaries of material modifications thereof, and (ii) the current version of each Employee Plan and the current summary plan description and any subsequent summaries of material modifications thereof and a complete description of any Employee Plan which is not in writing.

B.          Neither Unify, Acuitrek nor any ERISA Affiliate contributes to or has any obligation to contribute, or has contributed to or had any obligation to contribute, to any Multiemployer Plan with respect to any current or former employee.

C.          Each Welfare Plan which covers or has covered employees or former employees of the NavRisk Business (including, without limitation, all Employee Welfare Plans which cover or have covered employees of Acuitrek) and which is a “group health plan,” as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of COBRA (if applicable) at all times.

D.          No event has occurred in connection with, or arising out of, the establishment, operation, administration, or termination of any Employee Plan or the transactions contemplated by this Agreement which could subject Unify, Acuitrek or any ERISA Affiliate or any Employee Plan or any NavRisk Assets or ViaMode Assets, directly or indirectly, to any material liability (i) under any Law relating to any Employee Plans or (ii) pursuant to any obligation of Unify or Acuitrek to indemnify any person against liability incurred under any such Law as they relate to the Employee Plans.

E. No Employee Plan is subject to Title IV of ERISA or Section 412 of the Code.”

15.  Amendment to Section 5.10.  Section 5.10 of the Agreement is hereby amended and replaced by the following:

“Contracts.  The Unify Contracts Schedule is a true and correct list of each Contract (i) to which Unify or Acuitrek is a party and which Halo is assuming pursuant to this Agreement, or (ii) by which any of the NavRisk Assets or ViaMode Assets are bound or affected (except ViaMode contracts not being assigned to Halo which Unify will be permitted to retain subject to the License Agreements to be entered into between the parties).  Each written, and a description of each oral, Contract so listed have been delivered to Halo.  Each Contract is legal, valid, binding, enforceable (except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditors’ rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at Law) and in full force and effect.  Neither Unify or Acuitrek, nor to Unify’s knowledge, any other party, is in material breach or default, and no event has occurred which with notice or lapse of time could constitute a material breach or default or permit termination, modification or acceleration, under any Contracts.  No party has repudiated any term of any Contracts, and there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Unify or Acuitrek under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.  Other than as set forth on the Unify Contracts Schedule, each Contract set forth on the Unify Contracts Schedule is fully assignable to Halo at the Closing.”

16.  Amendment to Section 5.11.  Section 5.11A of the Agreement is hereby amended by adding the following sentences to the end thereof:

“The stock in Acuitrek which is being sold and transferred to Halo as part of the NavRisk Assets is owned, of record and beneficially, by Unify and represents the only outstanding stock in Acuitrek.  There are no options, warrants, or other securities convertible or exchangeable for stock or other securities in Acuitrek.  All the stock in Acuitrek, when transferred to Halo at the Closing, will be duly and validly issued, fully paid and nonassessable.  There are no restrictions on transfer, rights of first refusal or other restrictions or obligations relating to the Acuitrek stock.  As of the Closing Date, there will be no outstanding subscription, option, warrant, call right, preemptive right, securities convertible or exchangeable for stock, or other agreement or commitment obligating the Acuitrek to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any common or preferred stock or any other economic, voting, ownership or any other type of interest or security in the Acuitrek, other than this Agreement.”

17.  Amendment to Section 5.12.  Section 5.12 of the Agreement is hereby amended and replaced by the following:

          “Employee Matters.  Attached hereto as the Employees Schedule is a list of all current employees and persons on leave of absence, interim layoff or other temporary suspension of employment, in each case of Acuitrek or of the NavRisk Business and ViaMode Product, stating the salary, wages, bonuses, severance pay, expenses, allowances, benefits and date of hire of each such person, and Unify agrees, on or prior to the Closing

Date, to the extent permissible under applicable law to make available to Halo, the employment records of all current employees.  Unify and Acuitrek will, as of the Closing Date, have paid all salaries, wages, bonuses, expenses, allowances, benefits, severance pay and other compensation owed to their respective employees and agents in connection with the NavRisk Business and ViaMode Product to the extent the same is due and payable in respect of periods on or prior to the Closing Date other than as reflected as Accrued Compensation on the NavRisk Closing Balance Sheet.”

18.  Amendment to Section 5.13.  Section 5.13 of the Agreement is hereby amended and replaced by the following:

          “Violations of Law.  Neither Unify nor Acuitrek  has received any notice of any claimed violation of any Laws or Permits relating to or affecting Acuitrek, the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan; and there is no investigation by any person or a Governmental Authority of any claimed violation of Laws pending or, to the knowledge of Unify, threatened or anticipated or any basis therefor relating to or affecting Acuitrek,  the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan.”

19.  Amendment to Section 5.14.  Section 5.14 of the Agreement is hereby amended and replaced by the following:

          “Litigation.  (a) There is no Action pending or, to the knowledge of Unify, threatened or anticipated by or before any Governmental Authority or private arbitration tribunal against Unify, or Acuitrek or which relates to or affects Acuitrek, the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan or the transactions contemplated hereby, (b) neither Unify, nor Acuitrek, nor, to the knowledge of Unify, any affiliate, officer, director or employee or any corporate partner or joint venture with Unify or Acuitrek, has been permanently or temporarily enjoined or barred by order, judgment or decree of any Governmental Authority or private arbitration tribunal from engaging in or continuing any conduct or practice in connection with the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan, and (c) there is not in existence any order, judgment or decree of any private arbitration tribunal with respect to or binding upon Acuitrek, the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan.  Neither Unify, nor Acuitrek nor any Employee Plan or is in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against Acuitrek, the NavRisk Business, the ViaMode Product, the NavRisk Assets or the ViaMode Assets or any Employee Plan.”

20.  Amendment to Section 5.15.  Section 5.15 of the Agreement is hereby amended and replaced by the following:

“Indebtedness. The Unify Debts Schedule is a true and complete list of all Claims against Unify or Acuitrek relating to the NavRisk Business, the ViaMode Product,the

NavRisk Assets or the ViaMode Assets, including, without limitation, trade accounts payable in excess of Five Thousand Dollars ($5,000), including a description of the terms of payment, and, if such claim is secured, a description of all properties or other assets pledged, mortgaged or otherwise hypothecated as security, and if a lease of equipment, the imputed rate of interest on such lease.”

21.  Amendment to Section 5.16.  Section 5.16 of the Agreement is hereby amended and replaced by the following:

“Insurance. The Unify Insurance Schedule is a true and correct list of all the policies of insurance covering Acuitrek, the NavRisk Business, or the NavRisk Assets or the ViaMode Assets presently in force (including as to each (a) risk insured against, (b) name of carrier, (c) policy number, (d) amount of coverage, (e) amount of premium, (f) expiration date and (g) the property, if any, insured, indicating as to each whether it insures on an “occurrence” or a “claims made” basis. All of the insurance policies set forth on the Unify Insurance Schedule are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and neither Unify nor Acuitrek has received any notice of cancellations with respect to any of the policies.”

22.  Amendment to Section 5.17.  Section 5.17 of the Agreement is hereby amended and replaced by the following:

“Compliance with Laws. Unify and Acuitrek have operated the NavRisk Business and owned the NavRisk Assets and the ViaMode Assets in compliance with all Laws and Permits.”

23.  Amendment to Section 5.19.  Section 5.19 of the Agreement is hereby amended and replaced by the following:

          “Absence of Changes.  Since July 31, 2006, there has not been:

A. Any Material Adverse Change;

B. Any material damage, destruction or loss (whether or not covered by insurance) affecting Acuitrek, the NavRisk Assets or the ViaMode Assets;

                    C.          Any increase in the compensation, bonus, sales commission or fee arrangement payable or to become payable by Unify or Acuitrek to any employee of the NavRisk Business, except increases in the ordinary course of business and consistent with past practice;

                    D.          Any work interruptions, labor grievances or Claims filed, or, to the knowledge of Unify, proposed Law or any event or condition of any character, reasonably likely to have a Material Adverse Effect on the NavRisk Business;

E. Any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Unify or Acuitrek relating to the NavRisk Business or the ViaMode Product to any person;

                    F.          Any material purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets relating to the operation of the NavRisk Business or the ViaMode Product;

G. Any waiver of any material rights or Claims under any Contract or Permit;

H. Any breach, amendment or termination of any Contract or Permit;

                    I.          Any issuance of any equity interests in the NavRisk Business (including, without limitation, Acuitrek), or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such equity interests, or any agreement with respect to any of the foregoing;

                    J.          Any incurrence of any indebtedness for borrowed money, any assumption,  guarantee, endorsement or other agreement to become responsible for the material obligations of any other individual, corporation or other entity, except for indebtedness to trade creditors in the ordinary course of business consistent with past practice; or

K. Except as specifically contemplated by this Agreement, any transaction relating to Acuitrek, the NavRisk Business or the ViaMode Product outside the ordinary course of business.”

24.  Amendment to Section 5.20.  Section 5.20 of the Agreement is hereby amended and replaced by the following:

          “No Undisclosed Liabilities.  Except as and to the extent disclosed in the Halo Assumed Liabilities Schedule, the Disclosure Letter or the NavRisk Financial Statements, neither Unify nor Acuitrek has any liabilities or obligations whatsoever, whether accrued, absolute, secured, unsecured, contingent or otherwise except liabilities which have been incurred after the date of the most recent Financial Statements in the ordinary course of business, consistent with past practice, or which are obligations to perform under executory contracts in the ordinary course of business.”

25.  Amendment to Section 5.21.  Section 5.21 of the Agreement is hereby amended and replaced by the following:

          “Permits.  Unify and/or Acuitrek possesses all Permits necessary to permit it to engage in the NavRisk Business or the ViaMode Product as presently conducted in and at all locations and places where it is presently operating.  All Permits related to the NavRisk Business or the ViaMode Product are listed on the Unify Permits Schedule.”

26.  Amendment to Section 5.22.  Section 5.22 of the Agreement is hereby amended and replaced by the following:

          “Customer Relations.  Except as otherwise set forth on the Customer Relations Schedule, at no time prior to the Closing Date, no customer of the NavRisk Business or the ViaMode Product has stated, advised, or otherwise indicated to Unify that it intends to terminate or cancel any Contract with Unify or Acuitrek.”

27.  Amendment to Section 5.23.  Section 5.23 of the Agreement is hereby amended and replaced by the following:

          “Intellectual Property.  (a) Either Unify or Acuitrek has, and Halo shall receive, good, valid and marketable title to the Intellectual Property assumed by Halo pursuant to this Agreement, including but not limited to the Software and all components of the Software, free and clear of all title defects, liens, restrictions, claims charges, security interests or other encumbrances of any nature whatsoever, and (b) the Software is in good operating order, condition and repair.”

28.  Amendment to Section 6.6.  Section 6.6 is hereby eliminated in its entirety.

29.  Amendment to Section 6.7.  Section 6.7 is hereby eliminated in its entirety.

30.  Amendment to Section 7.8.  Section 7.8 is hereby eliminated in its entirety.

31.  Amendment to Section 7.9.  Section 7.9 is hereby eliminated in its entirety.

32.  Amendment to Section 7.13.  Section 7.13 is hereby eliminated in its entirety.

33.  Amendment to Glossary Schedule.  The Glossary Schedule definition “Acquisition Documents” is hereby amended and replaced by the following:

“Acquisition Documents” shall mean this Agreement, and any and all agreements, deeds, assignments, bills of sale, endorsements, powers of attorney, and other documents, otherwise required by this Agreement, or executed and delivered pursuant hereto or in connection herewith.”

The Glossary Schedule definition “NavRisk Assets” is hereby amended by adding the following sentence to the end of the paragraph:

“Without limiting the foregoing, NavRisk Assets shall include all outstanding shares of capital stock of Acuitrek.”

The Glossary Schedule definition “ViaMode Assets” is hereby amended by adding the following sentence to the end of the paragraph:

“ViaMode Assets” means Unify’s right, title and interest in and to ViaMode Product and all Intellectual Property and Software owned by Unify in or related to the ViaMode Product, and also includes the License Agreements and any rights which may arise thereunder.

34.  Amendment to Glossary Schedule.  The Glossary Schedule is amended to eliminate the following definitions in their entirety:

“Purchase Shares”
“Purchase Warrant”
“Registration Agreement”
“Securities Act”

35.  Miscellaneous.

          (a)  The validity, construction and performance of this Amendment, and any action arising out of or relating to this Amendment shall be governed by the laws of the State of Delaware, without regard to the laws of the State of Delaware as to choice or conflict of laws.

          (b)  Except as modified herein, all other terms and provisions of the Purchase Agreement are unchanged and remain in full force and effect.

          (c)  The captions contained in this Amendment are for convenience of reference only, shall not be given meaning and do not form part of this Amendment.

          (d)  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  This Amendment shall become effective when each party to this Amendment shall have received a counterpart hereof signed by the other parties to this Amendment.

          (e)  This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

          IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date first set forth above.

HALO TECHNOLOGY HOLDINGS, INC.

By:	/s/ Ernest C. Mysogland

Name:	Ernest C. Mysogland
Title:	Executive Vice President

UNIFY CORPORATION

By:	/s/ Todd Wille

Name:	Todd Wille
Title:	President